Exhibit 3.1

DUPLICATE	Number: BC0712851

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that PROTOX THERAPEUTICS INC. changed its name to SOPHIRIS BIO INC. on April 2, 2012 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On April 2, 2012 RON TOWNSHEND Registrar of Companies Province of British Columbia Canada

Ministry of Finance Corporate and Personal Property Registries	Number: BC0712851

CERTIFICATE

OF

AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that PROTOX THERAPEUTICS INC., incorporation number BC0669876 and 0706490 B.C. LTD., incorporation number C0706490 were amalgamated as one company under the name PROTOX THERAPEUTICS INC. on January 1, 2005 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On January 1, 2005 /s/ JOHN S. POWELL JOHN S. POWELL Registrar of Companies Province of British Columbia Canada

NUMBER: 669876

CERTIFICATE

OF

AMALGAMATION

COMPANY ACT

I Hereby Certify that Stratos Biotechnologies Inc., incorporation number 588146, Nucleus Bioscience Inc., incorporation number 591725, and Brightwave Ventures Inc., continuation number C-668948, are amalgamated as one company under the name SNB CAPITAL CORP.

Issued under my hand at Victoria, British Columbia, on May 20, 2003 /s/ JOHN S. POWELL JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA

Ministry of Finance Corporate and Personal Property Registries	Number: BC0669876

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that SNB CAPITAL CORP. changed its name to PROTOX THERAPEUTICS INC. on July 9, 2004, at 06:32 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On July 9, 2004 /s/ JOHN S. POWELL JOHN S. POWELL Registrar of Companies Province of British Columbia Canada